                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: August 18, 2004

                                         PACIFIC ELECTRIC WIRE & CABLE CO., LTD.

                                         By: /s/ Andy Cheng
                                             ------------------------------
                                         Name: Andy Cheng
                                         Title: Executive Vice President

                                         PACIFIC USA HOLDINGS CORP.

                                         By: /s/ Michael Lee
                                             ------------------------------
                                         Name: Michael Lee
                                         Title: Chairman

                                         KINBONG HOLDINGS LIMITED

                                         By: /s/ Michael Lee
                                             ------------------------------
                                         Name: Michael Lee
                                         Title: Director

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